United States
Securities and Exchange Commission
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported):  July 27, 2012

  SHUFFLE MASTER, INC.
  (Exact name of registrant as specified in its charter)

Minnesota (State or Other Jurisdiction of Incorporation or Organization)	0-20820 (Commission File Number)	41-1448495 (IRS Employer Identification No.)
1106 Palms Airport Drive, Las Vegas, Nevada 89119 (Address of Principal Executive Offices) Registrant’s Telephone Number, Including Area Code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 27, 2012, the Board of Directors (the “Board”) of Shuffle Master, Inc. (NASDAQ Global Select Market: SHFL) (the “Company”), appointed Roger Snow, age 44, to the position of Chief Product Officer.  Mr. Snow will continue to serve as an Executive Vice President of the Company, a position he has held since November 16, 2008.  Mr. Snow is also the Chairman of the Corporate Products Group.  Mr. Snow serves in all officer positions for indeterminate terms and at the pleasure of the Board.

Mr. Snow joined the Company as the Table Games Product Manager in May 2000, was promoted to Director of Game Development in 2005, became the Vice President of Entertainment Products in 2006, and was promoted to Senior Vice President of Products in 2007.

No changes were made to the terms of Mr. Snow’s employment agreement or compensation, which are described in the Proxy Statement relating to the Company’s annual meeting of shareholders held on March 15, 2012, which was filed with the Securities and Exchange Commission on February 3, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC.
(Registrant)

Date: August 2, 2012

/s/ MICHAEL GAVIN ISAACS
Michael Gavin Isaacs
Chief Executive Officer